Exhibit 10.25

FIRST AMENDMENT TO LAND SUBLEASE AGREEMENT

This First Amendment to the Land Sublease Agreement made between Signet Maritime Corporation (hereinafter called "LESSOR") and Orion Construction LP. ("LESSEE") as of May 1, 2007 (as amended hereby the "Agreement") is entered into by LESSOR and LESSEE as of the 8th day of April, 2009.

The Agreement is hereby amended as follows:
1. Recital A. of the Agreement is deleted in its entirety, and the following is inserted in lieu thereof:
"A. Lessor is the current owner of certain property located at 1500 Main Street on
Farm Road 1069 in Ingleside, San Patricio County, State of Texas, described on Exhibit "A" attached hereto and referred to herein as the "Leased Premises".
2. In Section 1 of the Agreement, the second sentence is deleted in its entirety and the following is inserted in lieu thereof:
"Lessor covenants with Lessee that the Lessor is vested with the title to the Leased Premises and has full right and lawful authority to sublease the Leased Premises to Lessee."
3. LESSEE hereby exercises the options granted in Section 2 of the Agreement for both one (1) year extension periods, extending the term of the Agreement through May 1, 2011.
4. Effective May 1, 2009, in Section 3(a) of the Agreement, line 2, the words "Six Thousand Dollars ($6,000) per month," are amended to read "Six Thousand Three Hundred Dollars per month inclusive of monthly mowing and land maintenance costs".
5. There are no other changes to the Agreement and all terms and conditions thereof shall remain in full force and effect except as expressly amended hereby.

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the date and year first above written.

ORION CONSTRUCTION L.P.                                                                          SIGNET MARITIME CORPORATION
/s/ Rob Lewis, VP                                                                              /s/ J. Barry Snyder, President